  Exhibit 99.1
Cellular Biomedicine Group Plans Grand Opening of its New Shanghai Facility

SHANGHAI, China and CUPERTINO, Calif., September 22, 2017 /GlobeNewswire/ — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced that the Grand Opening ceremony set for its new Shanghai facility will be held on November 4, 2017 at 10:30am at “Pharma Valley” in Shanghai Zhangjiang High-Tech Park. This state-of-the-art facility will provide office and GMP space for the company’s growing needs.

“The 100,000 square-foot facility features a top-of-the-line GMP facility with integrated Chemistry, Manufacturing, and Controls (“CMC”) processes. We currently have three manufacturing facilities in China (Beijing, Shanghai, and Wuxi) with 47,300 square feet of capacity. With the opening of the new Zhangjiang facility in Shanghai’s Pharma Valley, we will have a total GMP capacity of 70,000 square feet,” said Tony (Bizuo) Liu, CEO for the Company. “All plasmids and viral vectors are produced in-house and we will have a high yield, automated, closed cell culture system, a key differentiator in the CAR-T and regenerative medicine space. This expansion will enable us to serve scaled-up demand for our current and future CAR-T clinical studies and will allow CBMG to move quickly and efficiently from R&D into manufacturing of CAR-T cells for clinical use, IND filings, and future commercialization.”

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. CBMG recently commenced two Phase I human clinical trials in China using CAR-T to treat Refractory Diffuse Large B-cell Lymphoma (DLBCL), a Phase I human clinical trial to treat relapsed/refractory CD19+ B-cell Acute Lymphoblastic Leukemia (ALL), as well as an ongoing Phase I trial in China for AlloJoinTM (CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). CBMG was recently awarded $2.29 million from the California Institute for Regenerative Medicine (CIRM) to support pre-clinical studies of AlloJoinTM for Knee Osteoarthritis in the United States. The Company also recently announced a strategic partnership with GE Healthcare Life Sciences China to establish a joint technology laboratory to develop control processes for the manufacture of CAR-T and stem cell therapies. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com